Exhibit 99.2B

HAINAN JIEN INTELLIGENT ENGINEERING CO., LTD.
CONDENSED BALANCE SHEETS
AS OF
JUNE 30, 2009 and DECEMBER 31, 2008

	JUNE 30, 2009	DECEMBER 31, 2008
ASSETS	(Unaudited)	(Audited)

CURRENT ASSETS
Cash & cash equivalents	$710,552	$68,101
Restricted cash	-	3,449
Accounts receivable, net	2,420,881	1,415,415
Retentions receivable	271,770	53,716
Prepaid expenses	238,275	257,305
Other receivables	154,237	108,333
Inventory	134,087	118,800

Total current assets	3,929,802	2,025,119

RETENTIONS RECEIVABLE	-	202,666

PROPERTY AND EQUIPMENT, net	45,102	78,919

TOTAL ASSETS	$3,974,904	$2,306,704

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$1,442,990	$409,221
Tax payable	405,263	235,774
Accrued liabilities and other payables	182,371	80,740
Unearned revenue	-	268,725
Advance from related party	108,245	-
Short-term loan	32,056	-

Total current liabilities	2,170,925	994,460

CONTINGENCIES AND COMMITMENTS

STOCKHOLDERS' EQUITY
Paid in capital	120,824	120,824
Statutory reserve	67,737	67,737
Accumulated other comprehensive income	83,591	83,015
Retained earnings	1,531,827	1,040,668

Total stockholders' equity	1,803,979	1,312,244

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,974,904	$2,306,704

HAINAN JIEN INTELLIGENT ENGINEERING CO., LTD.
CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR SIX MONTHS ENDED
JUNE 30, 2009 and 2008
(UNAUDITED)
	FOR THE SIX MONTHS ENDED
	JUNE 30, 2009	JUNE 30, 2008
	(Unaudited)	(Unaudited)

Net sales	$3,025,835	$3,106,608

Cost of goods sold	(2,300,666)	(2,629,202)

Gross profit	725,169	477,406

Operating expenses
Selling expenses	(2,502)	(20,123)
General and administrative expenses	(226,998)	(143,098)

Total operating expenses	(229,500)	(163,221)

Income from operations	495,669	314,185

Non-operating income (expenses)
Interest income	12	-
Interest expense	(83)	-
Other income	20	-
Other expenses	(4,461)	(17,498)

Total non-operating expenses	(4,512)	(17,498)

Net income	491,157	296,687

Other comprehensive item
Foreign currency translation	576	60,022

Comprehensive Income	$491,733	$356,709

HAINAN JIEN INTELLIGENT ENGINEERING CO., LTD.
CONDENSED STATEMENTS OF CASH FLOW
FOR SIX MONTHS ENDED
JUNE 30, 2009 and 2008
(UNAUDITED)
	FOR THE SIX MONTHS ENDED
	JUNE 30, 2009	JUNE 30, 2008
	(Unaudited)	(Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$491,157	$296,687
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	33,844	8,568
Change in allowance for doubtful accounts	27,939	1,749
(Increase) decrease in current assets:
Accounts receivable	(1,032,728)	(2,499,527)
Retention receivable	(15,285)	203,885
Prepayment	19,130	(40,027)
Other receivable	(45,855)	26,392
Inventory	(15,238)	(155,681)
Increase (decrease) in current liabilities:
Accounts payable	1,033,487	2,014,353
Unearned revenue	(268,800)	-
Accrued liabilities and other payable	101,587	(15,181)
Tax payable	169,376	39,025

Net cash provided by (used in) operating activities	498,614	(119,757)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property & equipment	-	(18,601)

Net cash used in investing activities	-	(18,601)

CASH FLOWS FROM FINANCING ACTIVITIES:
Short-term loan	32,052	(2,125)
Advance from related parties	108,232	(1,181)

Net cash provided by (used in) financing activities	140,284	(3,306)

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	3,553	14,370

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	642,451	(127,294)

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	68,101	291,129

CASH & CASH EQUIVALENTS, END OF PERIOD	$710,552	$163,835

HAINAN JIEN INTELLIGENT ENGINEERING CO., LTD.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2009 (UNAUDITED) and DECEMBER 31, 2008 (AUDITED)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Hainan Jien Intelligent Engineering Co. Ltd. (the “Company” or “Jien”) was incorporated in the Hainan Province, People’s Republic of China (“PRC”) in 1999.  Jien is engaged in providing full service of design and installation of intelligentized equipment for business and residential communities.

The unaudited condensed financial statements have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission.  The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. The results for the six months ended June 30, 2009 are not necessarily indicative of the results to be expected for the full year ending December 31, 2009.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in conformity with US GAAP.  The Company’s functional currency is the Chinese Renminbi; however, the accompanying financial statements have been translated and presented in United States Dollars ($).

Accounts and Retentions Receivable

The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Based on historical collection activity, the Company made allowance of approximately $27,942 and $27,931 at June 30, 2009 and December 31, 2008, respectively.

At June 30, 2009 and December 31, 2008, the Company had retentions receivable for product quality assurance in the amount of $271,770 and$256,832, respectively.  The retention rate varies from 3% to 5% of the sales price with variable terms from 1 year to 3 years.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin (“SAB”) 104, (codified in FASB ASC Topic 480).  Sales revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured.  Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

The Company records its revenue when certain milestones as defined in the service contract are reached. These service contracts have clear milestones and deliverables with distinct values assigned to each milestone.  The milestones do not require the delivery of multiple elements as noted in Emerging Issues Task Force (“EITF”) Issue 00-21 “Revenue Arrangements with Multiple Deliverables” ("EITF No. 00-21"), (codified in FASB ASC Topic 605).   In accordance with SAB No. 104, the Company treats each milestone as an individual revenue agreement and only recognizes revenue for each milestone when all the conditions of SAB 104 defined earlier are met.

The Company is qualified as a small business so that all of the Company’s products sold or services provided in the PRC are subject to a fixed low value-added tax (“VAT”) of 4% of the gross sales price regardless of the VAT paid.  Sales revenue represents the invoiced value of goods or services, net of VAT.  This VAT cannot be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished.  Sales are recorded net of VAT collected as the Company acts as an agent for the government.

The standard warranty of the Company is provided to its customers and is not considered an additional service; rather it is considered an integral part of the product and services’ sale. The Company believes that the existence of its standard product warranty in a sales contract does not constitute a deliverable in the arrangement and thus there is no need to apply the EITF 00-21 separation and allocation model for a multiple deliverable arrangement. FAS 5 specifically address the accounting for standard warranties and neither SAB 104 nor EITF 00-21 supersedes FAS 5 (codified in FASB ASC Topic Warranty). The Company believes that accounting for its standard warranty pursuant to FAS 5 does not impact revenue recognition because the cost of honoring the warranty can be reliably estimated.

Cost of Revenue

Cost of goods sold consists primarily of material costs, labor costs, and related overhead which are directly attributable to the production of the service.  Write-down of inventory to lower of cost or market is also recorded in cost of goods sold.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are located in the PRC.  Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

Basic and Diluted Net Income per Share

The Company is a limited company formed under the laws of the PRC. Like limited liability companies (LLC) in the United States, limited liability companies in the PRC do not issue shares to the owners. The owners however, are called shareholders. Ownership interest is determined in proportion to capital contributed.  Accordingly, earnings per share data are not presented.

New Accounting Pronouncements

On June 10, 2009, the Company adopted Accounting Standards Update (“ASU”) No. 2009-01, “Topic 105 - Generally Accepted Accounting Principles - amendments based on Statement of Financial Accounting Standards No. 168 , “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles” (“ASU No. 2009-01”).  ASU No. 2009-01 re-defines authoritative GAAP for nongovernmental entities to be only comprised of the FASB Accounting Standards Codification™ (“Codification”) and, for SEC registrants, guidance issued by the SEC.  The Codification is a reorganization and compilation of all then-existing authoritative GAAP for nongovernmental entities, except for guidance issued by the SEC.  The Codification is amended to effect non-SEC changes to authoritative GAAP.  Adoption of ASU No. 2009-01 only changed the referencing convention of GAAP in Notes to the Consolidated Financial Statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS 165”) codified in FASB ASC Topic 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. SFAS 165 is effective for interim and annual periods ending after June 15, 2009, and accordingly, the Company adopted this pronouncement during the second quarter of 2009. SFAS 165 requires that public entities evaluate subsequent events through the date that the financial statements are issued.

In April 2009, the FASB issued FSP No. SFAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments,” which is codified in FASB ASC Topic 825-10-50. This FSP essentially expands the disclosure about fair value of financial instruments that were previously required only annually to also be required for interim period reporting. In addition, the FSP requires certain additional disclosures regarding the methods and significant assumptions used to estimate the fair value of financial instruments. These additional disclosures are required beginning with the quarter ending June 30, 2009.

FASB ASC 820-10 establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this standard relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. This standard is effective for fiscal years beginning after November 15, 2007; however, it provides a one-year deferral of the effective date for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. The Company adopted this standard for financial assets and financial liabilities and nonfinancial assets and nonfinancial liabilities disclosed or recognized at fair value on a recurring basis (at least annually) as of January 1, 2008. The Company adopted the standard for nonfinancial assets and nonfinancial liabilities on January 1, 2008. The adoption of this standard did not have a material impact on its financial statements.

FASB ASC 805 establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. This standard also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. This standard was adopted by the Company beginning January 1, 2009 and will change the accounting for business combinations on a prospective basis.

FASB ASC 810-10 requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements. The standard establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that does not result in deconsolidation and expands disclosures in the consolidated financial statements. This standard is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years.  This standard is not currently applicable to the Company.

FASB ASC 815-10 is effective January 1, 2009. This standard requires enhanced disclosures about derivative instruments and hedging activities to allow for a better understanding of their effects on an entity’s financial position, financial performance, and cash flows. Among other things, this standard requires disclosures of the fair values of derivative instruments and associated gains and losses in a tabular formant. This standard is not currently applicable to the Company since the Company does not have derivative instruments or hedging activity.

FASB ASC 350-30 and 275-10 amend the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset. This standard is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited.  The adoption of this standard did not have any impact on the Company’s financial statements.

FASB ASC 260-10 provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. This standard is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company does not currently have any share-based awards that would qualify as participating securities. Therefore, application of this standard is not expected to have an effect on the Company's financial reporting.

FASB ASC 470-20 will be effective for financial statements issued for fiscal years beginning after December 15, 2008. The standard includes guidance that convertible debt instruments that may be settled in cash upon conversion should be separated between the liability and equity components, with each component being accounted for in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest costs are recognized in subsequent periods. This standard is currently not applicable to the Company since the Company does not have any convertible debt.

FASB ASC 815-10 and 815-40 are effective for financial statements for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The standard addresses the determination of whether an instrument (or an embedded feature) is indexed to an entity’s own stock, which is the first part of the scope exception for the purpose of determining whether the instrument is classified as an equity instrument or accounted for as a derivative instrument which would be recognized either as an asset or liability and measured at fair value. The standard shall be applied to outstanding instruments as of the beginning of the fiscal year in which this standard is initially applied. Any debt discount that was recognized when the conversion option was initially bifurcated from the convertible debt instrument shall continue to be amortized. The cumulative effect of the change in accounting principles shall be recognized as an adjustment to the opening balance of retained earnings. This standard is currently not applicable to the Company.

FASB ASC 825-10 requires disclosures about the fair value of financial instruments for interim reporting periods. This standard is effective for interim reporting periods ending after June 15, 2009. The adoption of this standard did not have a material impact on the Company’s financial statements.

FASB ASC 820-10 provides additional guidance for Fair Value Measurements when the volume and level of activity for the asset or liability has significantly decreased. This standard is effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this standard did not have a material effect on its financial statements.

FASB ASC 320-10 amends the other-than-temporary impairment guidance for debt and equity securities. This standard is effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this standard did not have a material effect on its financial statements.

3. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at June 30, 2009 and December 31, 2008, respectively:

	June 30, 2009	December 31, 2008
Leasehold Improvement	$41,632	100,692
Office equipment	100,731	41,615
Less: Accumulated depreciation	(97,261)	(63,388)
	$45,102	78,919

Depreciation expense for the six months ended June 30, 2009 and 2008 was $33,844 and $8,568, respectively.

4. PREPAID EXPENSES

Prepaid expenses consisted of prepayments to vendors for materials and parts for the projects which have not commenced at balance sheet date.  Prepaid expenses were $ 238,275 and $ 257,305 at June 30, 2009 and December 31, 2008, respectively.

5. OTHER RECEIVABLES

Other receivables consisted of prepayment to sub-contractors and cash advances to employees for normal business purposes such as travelling expense. At June 30, 2009 and December 31, 2008, the amount was $ 154,237 and $108,333, respectively.

6. MAJOR CUSTOMERS AND VENDORS

Six major customers accounted for 93% of the Company’s net revenue for the six months ended June 30, 2009, each customer accounted for approximately 24%, 19%, 18%, 11% 11% and 10% of net sales. At June 30, 2009, the total receivable balance due from these customers was $1,869,938.

Three major customers accounted for 89% of the Company’s net revenue for the six months ended June 30, 2008, each customer accounted for approximately 55%, 19% and 15% of net sales.

Five and three major vendors provided 68% and 92% of the Company’s purchases of raw materials for the six months ended June 30, 2009 and 2008, respectively. For the six months ended June 30, 2009, each customer accounted for 17%, 16%, 13%, 12% and 10% of the purchases. And for the six months ended June 30, 2008, each customer accounted for 54%, 26% and 12% of the purchases. The Company had total accounts payable to these vendors of $369,297 at June 30, 2009.

7. TAX PAYABLE

Tax payable consisted of the following at June 30, 2009 and December 31, 2008 was as follows:

	June 30, 2009	December 31, 2008
Income tax payable	$250,421	147,620
Value added tax payable	6,509	648
Business tax payable	136,240	83,370
Other taxes payable	12,093	4,136
Total	$405,263	235,774

8. OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the following at June 30, 2009 and December 31, 2008, respectively:

	June 30, 2009	December 31, 2008

Payable to Subcontractors	$73,745	$17,482
Salary and welfare payable	4,349	4,258
Payable to employees for expense reimburse	37,635	12,100
Warranty reserve	45,375	44,772
Deposit from customers for construction	1,444	-
Accrued expenses	14,350
Other payables	5,473	2,128
Total	$182,371	$80,740

9. ADVANCE FROM RELATED PARTY

Advance from related party represented loan from the Company’s shareholder with no interest, payable upon demand. At June 30, 2009 and December 31, 2008, advance from related party was $108,245 and $0, respectively.

10. SHORT TERM LOAN

In June of 2009, the Company obtained a short term loan from Shenzhen Development Bank for the amount of approximately $32,056, interest rate at 5.832% per annum, with maturity date due within five months from the borrowing date. The Company repaid the loan on November 7, 2009.

11. INCOME TAXES

The Company is qualified as a small business in the construction industry in PRC.  The Company was subject to 2.7% and 2.4% tax rate on net sales in 2008 and 2007, respectively. The tax rate will increase to 3% of net sales in 2009. Since the tax is based on sales, under US GAAP, it is not income tax. Accordingly, $80,506 and $17,756 have been recorded as general and administrative expense for the six months ended June 30, 2009 and 2008, respectively.

12. CONTINGENCIES

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’ s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.